EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Playboy Enterprises, Inc. (the "Company") for the annual period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Scott N. Flanders and Robert D. Campbell each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott N. Flanders
Name:        Scott N. Flanders
Title:          Chief Executive Officer
Date:          March 11, 2010

/s/ Robert D. Campbell
Name:        Robert D. Campbell
Title:          Interim Chief Financial Officer
Date:          March 11, 2010

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to Playboy Enterprises, Inc. and will be retained by Playboy Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.